Consent of Independent Accountants


As independent accountants, we hereby consent to the incorporation of our report on the financial statements of Meto AG and subsidiaries as of December 10, 1999 and December 31, 1998 and for the periods then ended included in this Form 8-K filing of Checkpoint Systems, Inc., into Checkpoint Systems, Inc.'s previously filed registration statements file Nos. 333-70213, 333-35539, 33-49191, 33-16721 and 333-01085.





ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH



Gunter Nahs                                                  Lutz Frey
Wirtschaftsprufer                                        Wirtschaftsprufer
(Authorised Public Accountant)                    (Authorised Public Accountant)


Eschborn / Frankfurt am Main
February 22, 2000